                                                                    Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)


                         BANK ONE, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

    A National Banking Association                        36-0899825
                                                       (I.R.S. employer
                                                    identification number)

 1 Bank One Plaza, Chicago, Illinois                     60670-0120
(Address of principal executive offices)                 (Zip Code)

                                 Bank One, N.A.
              1 Bank One Plaza, Suite IL1-0120, The Law Department
                          Chicago, Illinois 60670-0120
              Attn: Sandra L. Caruba, Senior Counsel, (312) 336-9436
            (Name, address and telephone number of agent for service)

                     EVERGREEN INTERNATIONAL AVIATION, INC.
                         And the guarantors listed below
               (Exact name of obligor as specified in its charter)

           Oregon                                           93-0729079
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                          identification number)

         3850 Three Mile Lane
          McMinnville, Oregon                                  97128
(Address of principal executive offices)                     (Zip Code)


                       SEE TABLE OF ADDITIONAL REGISTRANTS

                    12% Senior Second Secured Notes due 2010
       Guarantees related to the 12% Senior Second Secured Notes due 2010
                         (Title of Indenture Securities)

================================================================================

Item 1. General Information. Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (b)  Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

         No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.  A copy of the existing by-laws of the trustee.*

         5.  Not Applicable.

         6.  The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.  Not Applicable.

         9.  Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 1st day of July, 2003.


                                             Bank One, National Association,
                                             Trustee


                                             By:    /s/ Sandra L. Caruba
                                                -------------------------------
                                                      Sandra L. Caruba
                                                       Senior Counsel


* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, N.A., filed as
Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                                   July 1, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

     In connection with the qualification of an indenture between Evergreen International Aviation, Inc., Evergreen Holdings, Inc., and the initial subsidiary guarantors listed therein and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                             Very truly yours,

                                             Bank One, National Association


                                             By:    /s/  Sandra L. Caruba
                                                -------------------------------
                                                      Sandra L. Caruba
                                                       Senior Counsel

                                    EXHIBIT 7

Bank One, NA
---------------------------------------------------------
Legal Title of Bank

Chicago
--------------------------------------------------------
City

IL                                               60670
---------------------------------------------------------
State                                           Zip Code

FDIC Certificate Number - 03818

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANK FOR MARCH 31,2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC-BALANCE SHEET


                                                                                     Dollar Amount in
                                                                                         Thousands     RCFD       Bil|Mil|Thou
------------------------------------------------------------------------------------------------------------------------------
ASSETS
1.  Cash and balances due from depositary Institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin (1) ..................                       0081   14,545,000         1.a
    b. Interest-bearing balances (2) ...........................................                       0071    8,464,000         1.b
2.  Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A) ..............                       1754            0         2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) ............                       1773   55,033,000         2.b
3.  Federal funds sold and securities purchased under agreements to resell:                            RCON
    a. Federal funds sold in domestic offices ..................................                       B987    9,992,000         3.a
                                                                                                       RCFD

    b. Securities purchased under agreements to resell (3) .....................                       B989    8,761,000         3.b
4.  Loans and lease financing receivables (from Schedule RC-C):
    a. Loans and leases held for sale ..........................................                       5389    4,574,000         4.a
    b. Loans and leases, net of unearned Income ................................   B528  111,653,000                             4.b
    c. LESS: Allowance for loan and lease losses ...............................   3123    3,503,000                             4.c
    d. Loans and leases, net of unearned income and allowance (item 4.b minus
        4.c) ...................................................................                       B529  108,150,000         4.d
5.  Trading assets (from Schedule RC-D) ........................................                       3548    5,537,000         5
6.  Premises and fixed assets (including capitalized leases) ...................                       2145    1,250,000         6
7.  Other real estate owned (from Schedule RC-M) ...............................                       2150       70,000         7
8.  Investments in unconsolidated subsidiaries and associated companies (from
        Schedule RC-M) .........................................................                       2130      425,600         8
9.  Customers' liability to this bank on acceptances outstanding ...............                       2155      237,000         9
10. Intangible assets:
    a. Goodwill ................................................................                       3163      610,000        10.a
    b. Other intangible assets (from Schedule RC-M) ............................                       0426       62,000        10.b
11. Other assets (from Schedule RC-F) ..........................................                       2160    8,621,000        11
12. Total assets (sum of Items 1 through 11) ...................................                       2170  226,331,000        12

---------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.











Bank One, NA
-----------------------------------------------------------
Legal Title of Bank
FDIC Certificate Number - 03618

SCHEDULE RC-- CONTINUED

                                                                                     Dollar Amounts in
                                                                                         Thousands             Bil|Mil|Thou
---------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from                                       RCON
        Schedule RC-E, part I) ...................................................                      2200    123,300,000   13.a
       (1) Noninterest-bearing (1) ...............................................  6631    43,942,000                        13.a.1
       (2) Interest-bearing ......................................................  6636    79,358,000                        13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and                                         RCFN
        IBFs (from Schedule RC-E, part II) .......................................                      2200     21,326,000   13.b
       (1) Noninterest-bearing ...................................................  6631       286,000                        13.b.1
       (2) Interest-bearing ......................................................  6636    21,040,000                        13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:                         RCON
    a. Federal funds purchased in domestic offices (2) ...........................                      B993      8,311,000   14.a
                                                                                                        RCFD
    b. Securities sold under agreements to repurchase (3) ........................                      B995      3,764,000   14.b
15. Trading liabilities (from Schedule RC-D) .....................................                      3548      4,843,000   15
16. Other borrowed money (includes mortgage indebtedness and obligations under
     capitalized leases)(from Schedule RC-M) .....................................                      3190     28,739,000   16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding .....................                      2920        237,000   18
19. Subordinated notes and debentures(4) .........................................                      3200      5,036,000   19
20. Other liabilities (from Schedule RC-G) .......................................                      2930     13,105,000   20
21. Total liabilities (sum of items 13 through 20) ...............................                      2948    208,661,000   21
22. Minority interest in consolidated subsidiaries ...............................                      3000        109,000   22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ................................                      3838              0   23
24. Common stock .................................................................                      3230        201,000   24
25. Surplus (exclude all surplus related to preferred stock) .....................                      3839      9,177,000   25
26. a. Retained earnings .........................................................                      3632      8,120,000   26.a
    b. Accumulated other comprehensive income (5) ................................                      B530         63,000   26.b
27. Other equity capital components (6) ..........................................                      A130              0   27
28. Total equity capital (sum of items 23 through 27) ............................                      3210     17,561,000   28
29. Total liabilities, minority interest, and equity capital (sum of items
     21, 22, and 28) .............................................................                      3300    226,331,000   29

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best
    describes the most comprehensive level of auditing work performed for the                           RCFD     Number
    bank by independent external auditors as of any date during 2002 .............                      6724              2   M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
    (but not on the bank separately)
3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6 = Review of the bank's financial statements by external auditors
7 = Compilation of the bank's financial statements by external auditors
8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16,
    "other borrowed money."

(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4) Includes limited-life preferred stock and related surplus.

(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.